Exhibit 99.1

WageWorks Reports First Quarter 2014 Financial Results

  Total revenue of $62.6 million, a 12 percent increase year-over-year
  First quarter 2014 GAAP net income of $6.4 million or $0.18 per diluted share. Non-GAAP net income per diluted share of $0.25
  First quarter 2014 non-GAAP adjusted EBITDA of $18.1 million, a 29 percent increase year-over-year

SAN MATEO, Calif.--(BUSINESS WIRE)--May 8, 2014--WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers, today announced the Company's financial results for its first quarter ended March 31, 2014.

“Our first quarter was a strong start to 2014. Our results are directly attributable to our record 2013 selling season, strong client renewal period, successful integration and performance of our portfolio purchases, and our relationships with channel partners and private exchanges. We are excited about our new agreement with Liazon Corporation to be their national administration partner for Consumer Directed Benefits in their private exchanges throughout the United States. We are very well positioned in the marketplace, and I am confident that we will continue to execute on our business and growth strategies throughout the remainder of the year and beyond,” said Joe Jackson, Chief Executive Officer of WageWorks.

For the first quarter, WageWorks reported total revenue of $62.6 million, compared to $56.1 million for the first quarter of 2013, an increase of 12 percent. Healthcare revenue was $40.0 million, compared to $35.7 million for the first quarter of 2013, an increase of 12 percent. Commuter revenue was $16.0 million, compared to $14.7 million for the first quarter of 2013, an increase of 9 percent. Other revenue was $6.6 million, compared to $5.7 million for the first quarter of 2013, an increase of 16 percent.

GAAP operating income was $10.9 million for the first quarter of 2014, compared to GAAP operating income of $7.5 million for the first quarter of 2013. On a non-GAAP basis, first quarter of 2014 operating income was $15.2 million, compared to non-GAAP operating income of $11.2 million for the first quarter of 2013.

GAAP net income was $6.4 million, or $0.18 per diluted share, for the first quarter of 2014, compared to GAAP net income of $4.6 million, or $0.14 per diluted share, for the first quarter of 2013.

On a non-GAAP net income basis, first quarter of 2014 net income was $9.0 million, or $0.25 per diluted share, compared to non-GAAP net income of $6.9 million, or $0.20 per diluted share, for the first quarter of 2013. Non-GAAP net income for the first quarter of 2013 and 2014 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $18.1 million for the first quarter of 2014, a 29 percent increase compared to non-GAAP adjusted EBITDA of $14.0 million for the first quarter of 2013.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the first quarter 2014 and 2013 is detailed in the tables provided in this press release.

As of March 31, 2014, WageWorks had cash and cash equivalents totaling $353.3 million. This compares to cash and cash equivalents totaling $360.0 million as of December 31, 2013.

The Company's Conference Call Information

WageWorks will host a conference call today, May 8, 2014, at 5:00 p.m. ET to discuss the Company’s first quarter ended March 31, 2014 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 866-270-6057 (toll-free) or 617-213-8891, and enter pass code 79156186. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A telephone replay will be available for one week at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 26837474.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, contingent consideration gain and expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables provided in this press release. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the first quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of the carryover provision, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner and exchange opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs and whether the carryover provision will have any impact thereon, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits, or CDBs, which empower employees to save money on taxes while providing corporate tax advantages for employers. WageWorks administers and operates a broad array of CDBs, including pretax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), as well as Commuter Benefit Services, including transit and parking programs, Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), and other employee benefits.

WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, please visit the website at www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2013	2014
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$35,727	$39,984
Commuter	14,707	16,043
Other	5,681	6,593
Total revenues	56,115	62,620

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	20,613	22,797
Technology and development	5,817	5,199
Sales and marketing	8,515	9,367
General and administrative	9,209	9,932
Amortization and change in contingent consideration	4,462	4,420
Total operating expenses	48,616	51,715
Income from operations	7,499	10,905
Other income (expenses):
Interest income	7	1
Interest expense	(378)	(257)
Other income	19	13
Income before income taxes	7,147	10,662
Income tax provision	(2,511)	(4,218)
Net income	$4,636	$6,444

Basic net income per share	$0.14	$0.19
Diluted net income per share	$0.14	$0.18

Shares used in basic net income per share calculations	32,226	34,831
Shares used in diluted net income per share calculations	33,841	36,303

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended March 31,
	2013	2014
	(unaudited)
Cost of revenues	$112	$232
Technology and development	150	208
Sales and marketing	185	329
General and administrative	626	1,269
	$1,073	$2,038

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	March 31, 2014
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$359,958	$353,340
Restricted cash, current portion	331	331
Accounts receivable, less allowance for doubtful accounts of $467 and $661 at December 31, 2013 and March 31, 2014, respectively	32,863	51,261
Deferred tax assets - current	1,985	1,985
Prepaid expenses and other current assets	10,135	9,877
Total current assets	405,272	416,794
Property and equipment, net	26,532	26,855
Goodwill	97,636	97,636
Acquired intangible assets, net	42,786	41,220
Deferred tax assets	10,666	10,639
Other assets	16,763	18,551
Total assets	$599,655	$611,695

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$49,419	$41,688
Customer obligations	281,153	287,435
Short-term contingent payment	4,265	4,236
Other current liabilities	1,592	494
Total current liabilities	336,429	333,853
Long-term debt	29,448	29,467
Long-term contingent payment, net of current portion	3,802	3,864
Other non-current liabilities	1,844	1,392
Total liabilities	371,523	368,576
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 34,746 shares at
December 31, 2013 and 35,024 shares at March 31, 2014	35	36
Additional paid-in capital	270,519	279,061
Accumulated deficit	(42,422)	(35,978)
Total stockholders' equity	228,132	243,119
Total liabilities and stockholders’ equity	$599,655	$611,695

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2013	2014
	(unaudited)
	(in thousands)

Cash flows from operating activities:
Net income	$4,636	$6,444
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	909	777
Amortization and change in contingent consideration	4,462	4,420
Stock-based compensation	1,073	2,038
Loss on disposal of fixed assets	71	-
Provision for doubtful accounts	35	94
Deferred taxes	2,407	3,284
Excess tax benefit from the exercise of stock options	(2,511)	(4,213)
Changes in operating assets and liabilities:
Accounts receivable	(9,819)	(18,492)
Prepaid expenses and other current assets	(2,600)	258
Other assets	104	(2,376)
Accounts payable and accrued expenses	(3,941)	(8,734)
Customer obligations	9,952	6,282
Other liabilities	530	(577)
Net cash provided by (used in) operating activities	5,308	(10,795)
Cash flows from investing activities:
Purchases of property and equipment	(3,611)	(3,233)
Cash paid for acquisition of client contracts	(945)	-
Change in restricted cash	3,249	-
Net cash used in investing activities	(1,307)	(3,233)
Cash flows from financing activities:
Proceeds from follow-on offering net of underwriters commissions and discounts	11,550	-
Proceeds from exercise of common stock	5,588	2,495
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	480	702
Excess tax benefit from the exercise of stock options	2,511	4,213
Net cash provided by financing activities	20,129	7,410
Net increase (decrease) in cash and cash equivalents	24,130	(6,618)
Cash and cash equivalents at beginning of period	305,052	359,958
Cash and cash equivalents at end of period	$329,182	$353,340

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended March 31,
	2013	2014

GAAP income from operations	$7.5	$10.9
Stock-based compensation	1.1	2.0
Amortization of acquired intangibles	2.2	2.2
Contingent consideration expense	0.4	0.1
Non-GAAP income from operations	$11.2	$15.2
Non-GAAP income from operations as a percentage of total revenue	20.0%	24.3%

Net income:
	Three Months Ended March 31,
	2013	2014

GAAP net income	$4.6	$6.4
Stock-based compensation	1.1	2.0
Amortization of acquired intangibles	2.2	2.2
Contingent consideration expense	0.4	0.1
Tax effect of above adjustments *	(1.5)	(1.8)
Non-GAAP net income	$6.9	$9.0

Weighted average shares outstanding used in computing GAAP and Non- GAAP per share amounts (diluted)	33.8	36.3

Non-GAAP diluted net income per share	$0.20	$0.25

* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended March 31,
	2013	2014
GAAP net income	$4.6	$6.4
Interest income	(0.0)	(0.0)
Interest expense	0.4	0.3
Income tax provision	2.5	4.2
Depreciation	0.9	0.8
Amortization and change in contingent consideration	4.5	4.4
Stock-based compensation expense	1.1	2.0
Adjusted EBITDA	$14.0	$18.1

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com